Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Howard I. Zauberman and Gary Siegel, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign a registration statement on Form S-4 of Vision-Sciences, Inc. (the “Vision”) registering common stock of the Vision with the Securities and Exchange Commission and any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to such registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto excuted this Power of Attorney effective as of January 27, 2015.

Name and Signature	Title

/s/ Howard I. Zauberman	President and Chief Executive Officer (principal executive officer)
Howard I. Zauberman

/s/ Gary Siegel	Vice President, Finance (principal financial and accounting officer)
Gary Siegel

/s/ Lewis C. Pell
Lewis C. Pell	Chairman of the Board of Directors

/s/ David Anderson
David Anderson	Director

/s/ Katsumi Oneda
Katsumi Oneda	Director

/s/ Dr. Cheryl Pegus
Dr. Cheryl Pegus	Director

/s/ John J. Rydzewski
John J. Rydzewski	Director